Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	M. Keith Waddell
Vice Chairman, President and
Chief Financial Officer
(650) 234-6000

ROBERT HALF INTERNATIONAL INC. REPORTS REVENUES AND EARNINGS FOR THE FIRST QUARTER OF 2010

MENLO PARK, California, April 27, 2010 — Robert Half International Inc. (NYSE symbol: RHI) today reported revenues and earnings for the first quarter ended March 31, 2010.

For the quarter ended March 31, 2010, net income was $8.5 million or $.05 per share, on revenues of $737.2 million. Net income for the prior year’s first quarter was $8.8 million or $.06 per share, on revenues of $823.3 million.

“We are beginning to see improvement in the demand for our professional staffing services as a result of better economic conditions in North America and abroad,” said Harold M. Messmer, Jr., chairman and CEO of Robert Half International. “First-quarter revenues for our staffing operations were up 2 percent on a constant-currency basis from the results we reported for the fourth quarter.”

Messmer added, “Our permanent placement operations performed particularly well during the quarter, growing 9 percent on a constant-currency basis versus the fourth quarter of 2009. We believe this relates directly to the depth and severity of personnel cuts made during the recession. Many businesses have had to hire at the first sign of a pickup in demand as well as immediately replace workers lost due to turnover.”

Robert Half International management will conduct a conference call today at 5 p.m. EDT following the release. The dial-in number is 800-862-9098 (+1-785-424-1051 outside the United States). A taped recording of this call will be available for replay beginning at approximately 8 p.m. EDT today and ending at 8 p.m. EDT on May 4. The dial-in number for the replay is 800-374-0934 (+1-402-220-0680 outside the United States). The conference call also will be archived in audio format on the company’s website at www.rhi.com.

Founded in 1948, Robert Half International Inc., the world’s first and largest specialized staffing firm, is a recognized leader in professional consulting and staffing services, and is the parent company of Protiviti®, a global consulting and internal audit firm composed of experts in risk, advisory and transaction services. The company’s specialized staffing divisions include Accountemps®, Robert Half® Finance & Accounting and Robert Half® Management Resources, for temporary, full-time and senior-level project professionals, respectively, in the fields of accounting and finance; OfficeTeam®, for highly skilled temporary administrative support personnel; Robert Half® Technology, for information technology professionals; Robert Half® Legal, for legal personnel; and The Creative Group®, for advertising, marketing and web design professionals.

Robert Half International has staffing and consulting operations in more than 400 locations worldwide.

Certain information contained in this press release may be deemed forward-looking statements regarding events and financial trends that may affect the company’s future operating results or financial positions. These statements may be identified by words such as “estimate”, “forecast”, “project”, “plan”, “intend”, “believe”, “expect”, “anticipate”, or variations or negatives thereof, or by similar or comparable words or phrases. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the statements.

These risks and uncertainties include, but are not limited to, the following: the global financial and economic situation; changes in levels of unemployment and other economic conditions in the United States or foreign countries where the company does business, or in particular regions or industries; reduction in the supply of candidates for temporary employment or the company’s ability to attract candidates; the entry of new competitors into the marketplace or expansion by existing competitors; the ability of the company to maintain existing client relationships and attract new clients in the context of changing economic or competitive conditions; the impact of competitive pressures, including any change in the demand for the company’s services, on the company’s ability to maintain its margins; the possibility of the company incurring liability for its activities, including the activities of its temporary employees, or for events impacting its temporary employees on clients’ premises; the possibility that adverse publicity could impact the company’s ability to attract and retain clients and candidates; the success of the company in attracting, training, and retaining qualified management personnel and other staff employees; the company’s ability to comply with governmental regulations affecting personnel services businesses in particular or employer/employee relationships in general; whether there will be ongoing demand for Sarbanes-Oxley or other regulatory compliance services; the company’s reliance on short-term contracts for a significant percentage of its business; litigation relating to prior or current transactions or activities, including litigation that may be disclosed from time to time in the company’s SEC filings; the ability of the company to manage its international operations and comply with foreign laws and regulations; the impact of fluctuations in foreign currency exchange rates; the possibility that the additional costs the company will incur as a result of health care reform legislation may adversely affect the company’s profit margins or the demand for the company’s services; the possibility that the company’s computer and communications hardware and software systems could be damaged or their service interrupted; and the possibility that the company may fail to maintain adequate financial and management controls and as a result suffer errors in its financial reporting.

Additionally, with respect to Protiviti, other risks and uncertainties include the fact that future success will depend on its ability to retain employees and attract clients; there can be no assurance that there will be ongoing demand for Sarbanes-Oxley or other regulatory compliance services; failure to produce projected revenues could adversely affect financial results; and there is the possibility of involvement in litigation relating to prior or current transactions or activities.

Because long-term contracts are not a significant part of the company’s business, future results cannot be reliably predicted by considering past trends or extrapolating past results. The company undertakes no obligation to update information contained in this release.

A copy of this release is available in the Investor Center at www.rhi.com.

ATTACHED:	Summary of Operations

Supplemental Financial Information

ROBERT HALF INTERNATIONAL INC. AND SUBSIDIARIES

SUMMARY OF OPERATIONS

(in thousands, except per share amounts)

	Quarter Ended March 31,
	2010	2009
	(Unaudited)

Net service revenues	$737,173	$823,325
Direct costs of services	469,045	529,597

Gross margin	268,128	293,728

Selling, general and administrative expenses	255,668	277,050
Amortization of intangible assets	269	618
Interest income	(74)	(620)

Income before income taxes	12,265	16,680
Provision for income taxes	3,790	7,892

Net income	$8,475	$8,788

Net income available to common stockholders	$7,626	$8,308

Diluted net income per share	$.05	$.06

Shares:
Basic	144,239	146,878
Diluted	145,673	147,142

ROBERT HALF INTERNATIONAL INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(in thousands)

	Quarter Ended March 31,
	2010	2009
	(Unaudited)

REVENUES:
Accountemps	$289,102	$329,381
OfficeTeam	141,434	145,390
Robert Half Technology	75,154	83,764
Robert Half Management Resources	92,996	114,050
Robert Half Finance & Accounting	48,639	49,941
Protiviti	89,848	100,799

Total	$737,173	$823,325

GROSS MARGIN:
Temporary and consultant staffing	$201,069	$233,328
Permanent placement staffing	48,594	49,873
Risk consulting and internal audit services	18,465	10,527

Total	$268,128	$293,728

OPERATING INCOME:
Temporary and consultant staffing	$16,946	$39,837
Permanent placement staffing	3,116	(4,233)
Risk consulting and internal audit services	(7,602)	(18,926)

Total	$12,460	$16,678

SELECTED CASH FLOW INFORMATION:
Amortization of intangible assets	$269	$618
Depreciation expense	$14,923	$16,263
Capital expenditures	$8,276	$13,903
Open market repurchases of common stock (shares)	—	506

ROBERT HALF INTERNATIONAL INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(in thousands)

	March 31,
	2010	2009
	(Unaudited)
SELECTED BALANCE SHEET INFORMATION:
Cash and cash equivalents	$349,364	$359,309
Accounts receivable, less allowances	$373,481	$412,115
Total assets	$1,271,045	$1,345,117
Current liabilities	$346,600	$365,211
Notes payable and other indebtedness, less current portion	$1,749	$1,865
Total stockholders’ equity	$896,769	$964,432

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